SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5.  Other Events

          At its meeting on March 16, 2004, the California Public Utilities Commission (CPUC) announced that it had denied the applications for rehearing of the CPUC’s December 18, 2003 decision approving the settlement agreement entered into among Pacific Gas and Electric Company (Utility), PG&E Corporation and the CPUC on December 19, 2003  (Settlement Agreement) to resolve the Utility’s Chapter 11 proceeding pending in the U.S. Bankruptcy Court for the Northern District of California.  The Settlement Agreement is incorporated into the Utility’s confirmed plan of reorganization.

           Separate applications for rehearing had been filed by the City of Palo Alto, the City and County of San Francisco (CCSF), and Aglet Consumer Alliance (Aglet).   CCSF, Aglet, and the CPUC’s Office of Ratepayer Advocates, or ORA (an independent office within the CPUC) also had filed a joint application for rehearing.  Within thirty days after the CPUC issues its rehearing decision, one or more of the applicants may seek judicial review of the CPUC’s denial of their applications by filing a petition with either a California court of appeal or the California Supreme Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
LINDA Y.H. CHENG

Linda Y.H. Cheng Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
LINDA Y.H. CHENG

Linda Y.H. Cheng Corporate Secretary

Dated: March 16, 2004